UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2023
ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (332) 236-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Acacia Research Corporation (the “Company”) with the U.S. Securities and Exchange Commission on August 1, 2023 (the “Original Form 8-K”). The sole purpose of this Amendment is to fix a typographical error relating to the date the Company filed with the Delaware Secretary of State its Certificate of Retirement (as defined below) and add a conformed signature to the related exhibit. Except as set forth herein, no other changes have been made to the Original Form 8-K.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amended Bylaws

On July 27, 2023, the Board of Directors (the “Board”) of the Company approved the Fifth Amended and Restated Bylaws of the Company (the “Fifth Amended and Restated Bylaws”). The Fifth Amended and Restated Bylaws have been updated to: (a) permit a majority of independent directors to appoint a Lead Independent Director who may, among other things, call a special meeting of stockholders; (b) implement procedural and other requirements regarding proposals by stockholders for director nominations and other business to be conducted at a meeting of stockholders, including to ensure compliance with Rule 14a-19 of the Securities Exchange Act of 1934, as amended; (c) permit the Secretary of the Company, upon the written request of one or more stockholders of record of the Company that hold at least ten percent (10%) in voting power of the outstanding shares of the stock of the Company, to call a special meeting of stockholders; (d) consistent with the provisions of the General Corporation Law of the State of Delaware, clarify that stockholder meetings may be held solely by means of remote communication and that directors may be removed with or without cause by the affirmative vote of a majority of the shares entitled to vote at the election of directors; (e) remove former Section 2.14, which provided certain procedures related to voting of Company shares; and (f) include certain other conforming, technical, and non-substantive changes.

The foregoing descriptions of the Fifth Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Fifth Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Amended Articles of Incorporation

As previously disclosed, on July 13, 2023 the transactions contemplated by the previously disclosed Recapitalization Agreement, dated as of October 30, 2022, by and among the Company, Starboard Value LP and certain of its affiliates, were completed, including the conversion of 350,000 shares of the Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Convertible Preferred Stock”) into common stock. On July 28, 2023, the Company filed with the Delaware Secretary of State a Certificate of Retirement (the “Certificate of Retirement”) of the Series A Convertible Preferred Stock to effect the retirement of the Series A Convertible Preferred Stock so converted. Effective upon filing, the Certificate of Retirement amended the Third Amended and Restated Certificate of Incorporation of the Company, as amended, to reduce the total number of authorized shares of Series A Convertible Preferred Stock by 350,000 shares such that there are no remaining authorized shares of Series A Convertible Preferred Stock. The retired shares were returned to the status of authorized but unissued shares of preferred stock, par value $0.001 per share, of the Company, without designation as to series.

The foregoing descriptions of the Certificate of Retirement does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Retirement, a copy of which is attached as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

Item 8.01. Other Events.

Also on July 27, 2023, the Board appointed Maureen O’Connell, who has been a member of the Board since 2019, as Lead Independent Director.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description of Exhibit
3.1	Fifth Amended and Restated Bylaws
3.2	Certificate of Retirement of Series A Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2023
ACACIA RESEARCH CORPORATION

	By:	/s/Jason Soncini
	Name:	Jason Soncini
	Title:	General Counsel